AMENDMENT NO. 2 TO RIGHTS AGREEMENT

         This Amendment No. 2 (this "Amendment"), dated as of March 17, 2003, is by and between Telaxis Communications Corporation, a Massachusetts corporation (the "Company"), and Registrar and Transfer Company (the "Rights Agent").

     WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement, dated as of May 18, 2001 (the "Agreement");

     WHEREAS, the Rights Agreement was amended by Amendment No. 1 to Rights Agreement ("Amendment No. 1") dated September 9, 2002 between the Company and the Rights Agent;

     WHEREAS, capitalized terms used but not otherwise defined in this Amendment shall have the meaning given them in the Agreement;

     WHEREAS, the Company desires to rescind Amendment No. 1;

     WHEREAS, the board of directors of the Company has approved a certain Agreement and Plan of Merger (the "Merger Agreement") by and between the Company and Young Design, Inc., a Virginia corporation (the "Target"), at a meeting of the board of directors of the Company held on March 17, 2003 (the "Meeting"), pursuant to which a to-be-formed Virginia corporation and wholly owned subsidiary of the Company ("Merger Sub") will be merged with and into the Target (the "Merger"), and the stockholders of the Target will become stockholders of the Company;

     WHEREAS, Concorde Equity, LLC, a Delaware limited liability company, and Michael F. Young (the "Target Stockholders") collectively own all of the outstanding common stock of Target;

     WHEREAS, upon the effectiveness of the Merger, the Target Stockholders, collectively and/or individually, will acquire more than 15% of the outstanding shares of the Company's Common Stock, par value $0.01 per share (the "Company Common Stock");

     WHEREAS, the acquisition of more than 15% of the outstanding shares of the Company Common Stock would result in the acquiring entity or entities being deemed to be an "Acquiring Person" under the Rights Agreement, which would trigger certain events pursuant to the terms of the Rights Agreement;

     WHEREAS, at the Meeting the board of directors of the Company determined that it is in the best interest of the Company to amend the Rights Agreement prior to the Company entering into the Merger Agreement so that none of the Target Stockholders, Target and Merger Sub will thereby become an Acquiring Person under the Rights Agreement; and

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     WHEREAS,  pursuant to Section 26 of the Agreement,  this Amendment is being executed by the Company and the Rights Agent for the purpose of amending the Agreement as set forth below.

     NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Amendment No. 1 is hereby rescinded and shall have no further force and effect.

          2. The first subparagraph of Section 1, definition of "Acquiring Person," is hereby amended by addition thereto of the following final sentence:

          Notwithstanding anything to the contrary in this paragraph, the term "Acquiring Person" shall not include Merger Sub (as that term is defined in the Merger Agreement (defined below)), Young Design, Inc., a Virginia corporation ("Target"), Concorde Equity, LLC, a Delaware limited liability company, Michael F. Young or any Affiliate or Associate of any of them (collectively, the "Excluded Parties"), if and only if, one or more of such Excluded Parties, individually or collectively, shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding as a result of the execution of the Agreement and Plan of Merger (the "Merger Agreement") by and between the Company and Target authorized and approved by the Board of Directors of the Company at the meeting of the Board of Directors held on March 17, 2003, as it may be amended from time to time, or the consummation of the transactions contemplated thereby, or any agreements or arrangements entered into by the Company and any of the Excluded Parties in connection therewith.

          3. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date first above written.

                                         TELAXIS COMMUNICATIONS CORPORATION


                                         By: /s/ David L. Renauld
                                            ------------------------------------
                                         Name: David L. Renauld
                                         Title:  Vice President

                                         REGISTRAR AND TRANSFER COMPANY


                                         By: /s/ William P. Tatler
                                            ------------------------------------
                                         Name:  William P. Tatler
                                         Title:  Vice President

                [THIS AMENDMENT MAY BE EXECUTED IN COUNTERPARTS]


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